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                                  EXHIBIT 10(c)
                                  -------------

                              CONSULTING AGREEMENT
                              --------------------


         THIS CONSULTING AGREEMENT is made to be effective as of ______________, 2000, by and between The Bank of Kentucky Financial Corporation, a bank holding company incorporated under the laws of Kentucky (hereinafter referred to as "BKFC"), and _______________, an individual (hereinafter referred to as the "CONSULTANT");

                                   WITNESSETH:

         WHEREAS, BKFC is the record owner of all of the outstanding shares of The Bank of Kentucky, Inc. (hereinafter referred to the "BANK");

         WHEREAS, Fort Thomas Financial Corporation (hereinafter referred to as "FTFC") was the record owner of all of the outstanding shares of Fort Thomas Savings Bank, FSB (hereinafter referred to as "FSB");

         WHEREAS, on ______________, 2000, FTFC merged with and into BKFC and FSB merged with and into the BANK;

         WHEREAS, the CONSULTANT was an executive officer of FTFC and FSB; and

         WHEREAS, as a result of the skill, knowledge and experience of the CONSULTANT in the business of deposit taking and loan making in the northern Kentucky area, the Board of Directors of BKFC desires to retain the services of the CONSULTANT to assist in the further development of business in the northern Kentucky area;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, BKFC and the CONSULTANT, intending to be legally bound, hereby agree as follows:

         1. TERM. The term of this AGREEMENT shall commence on ________________, 2000, and shall end twenty-four (24) months thereafter, subject to earlier termination as provided herein (hereinafter referred to as the "TERM"), provided, however, that the provisions of Sections 5 and 6 of this Consulting Agreement shall remain in effect as set forth in such sections.

         2. CONSULTING SERVICES. The CONSULTANT shall provide advisory services with respect to matters related to or affecting BKFC and its business, including, but not limited to, the business of deposit taking and loan making by the BANK in the northern Kentucky area. Such consulting services shall be provided in accordance with the CONSULTANT's schedule and personal requirements at such times and for such number of hours as may be reasonably requested by the BKFC.

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         3. COMPENSATION. As compensation for the consulting services provided pursuant to Section 2 of this Consulting Agreement and for the other terms and conditions of this Consulting Agreement, the CONSULTANT shall receive during the TERM a payment of $2,601 each month (hereinafter referred to as the "MONTHLY PAYMENTS").

         4. INDEPENDENT CONTRACTOR. The parties hereto agree that the CONSULTANT is and shall be an independent contractor in the performance of the consulting services required under this Consulting Agreement, as a result of which the CONSULTANT shall be solely responsible for the payment of all taxes arising out of the CONSULTANT's activities in accordance with this Consulting Agreement, including, but not limited to, federal, state and local income taxes, social security taxes, unemployment insurance taxes and any other similar taxes paid for employees of the BKFC. The CONSULTANT covenants and agrees that he shall not represent or hold himself out to third parties as an agent, representative or employee of the BKFC. The CONSULTANT acknowledges and agrees that he will not be entitled to any benefits available to active employees of BKFC as a result of this AGREEMENT.

         5. COVENANTS NOT TO COMPETE OR SOLICIT.

            (a) COVENANT NOT TO COMPETE. During the TERM, the CONSULTANT shall not, either as principal, agent, owner, 5% shareholder, officer, director, partner, lender or investor, engage in or be in any way connected or affiliated with, or render advice or services to, any natural person, organization or entity of any type that engages in any activity which would compete in any way with the business operated by BKFC and the BANK in any county in which BKFC has a branch at the time of the CONSULTANT's termination of service to BKFC.

            (b) Covenant Not to Solicit. During the TERM and for a period of one year thereafter, the CONSULTANT shall not, directly or indirectly, solicit, divert, take away or interfere with, or attempt to solicit, divert, take away or interfere with, the relationship of BKFC with any person who is or was a customer or employee of BKFC at any time during the period commencing two years immediately prior to the date of this AGREEMENT and ending upon the CONSULTANT's termination of service to BKFC pursuant to this Consulting Agreement.

            (c) INTERPRETATION OF COVENANTS. The parties to this Consulting Agreement acknowledge and agree that the duration and area for which the covenant not to compete and the covenant not to solicit are to be effective are fair and reasonable and are reasonably required for the protection of the business of BKFC. In the event that any court determines that the time period or the area, or both of them, are unreasonable as to any covenant and that such covenant is to that extent unenforceable, the parties hereto agree that the covenant shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable.

            (d) WAIVER OF DEFENSE. The CONSULTANT hereby expressly waives any objection to or defense in respect of the geographical scope or duration of the restriction on competition and other covenants for the protection of the business of BKFC provided in this Section 5.

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         6. CONFIDENTIAL INFORMATION. The CONSULTANT acknowledges that during his service to BKFC he will learn and have access to confidential information regarding BKFC and its customers and businesses. During the TERM and thereafter, the CONSULTANT agrees and covenants not to disclose or use for his own benefit, or the benefit of any other person or entity, any confidential information, unless or until BKFC consents to such disclosure or use or such information becomes common knowledge in the industry or is otherwise legally in the public domain. The CONSULTANT shall not, during the TERM of this AGREEMENT and thereafter, knowingly disclose or reveal to any unauthorized person any confidential information relating to BKFC, the BANK, or any of the businesses operated by them, and the CONSULTANT confirms that such information constitutes the exclusive property of BKFC. The CONSULTANT shall not otherwise knowingly act or conduct himself (a) to the material detriment of BKFC, its subsidiaries, or affiliates, or (b) in a manner which is inimical or contrary to the interests of BKFC.

            7. TERMINATION. This Consulting Agreement may be terminated at any time upon written agreement by BKFC and the CONSULTANT, shall be terminated upon the death or disability of the CONSULTANT and shall be terminated immediately upon the occurrence of any of the following events:

               (i) Any material violation by the CONSULTANT of his obligations under this AGREEMENT;

               (ii) The indictment of the CONSULTANT for a felony; or

               (iii) The commission by the CONSULTANT of an act of fraud or bad faith toward BKFC.

Upon the termination of this Consulting Agreement pursuant to this Section 7, the CONSULTANT shall not be entitled to any additional MONTHLY PAYMENTS. Regardless of the reason for termination, the provisions of Section 5 and 6 of this Consulting Agreement shall remain in full force and effect.

         8. NONASSIGNABILITY. Neither this Consulting Agreement nor any right or interest hereunder shall be assignable by the CONSULTANT, his beneficiaries or his legal representatives without the BKFC's prior written consent.

         9. NO ATTACHMENT. Except as required by law, no right to receive payment under this Consulting Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge or hypothecation or to execution, attachment, levy, or similar process of assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

         10. BINDING AGREEMENT. This Consulting Agreement shall be binding upon, and inure to the benefit of, the CONSULTANT and BKFC and their respective permitted successors and assigns.

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         11. AMENDMENT OF CONSULTING AGREEMENT. This Consulting Agreement may
not be modified or amended, except by an instrument in writing signed by the parties hereto.

         12. WAIVER. No term or condition of this Consulting Agreement shall be deemed to have been waived, nor shall there be an estoppel against the enforcement of any provision of this Consulting Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver, unless specifically stated therein, and each waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than the act specifically waived.

         13. SEVERABILITY. If, for any reason, any provision of this Consulting Agreement is held invalid, such invalidity shall not affect the other provisions of this Consulting Agreement not held so invalid, and each such other provision shall, to the full extent consistent with applicable law, continue in full force and effect.

         14. HEADINGS. The headings of the paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Consulting Agreement.

         15. GOVERNING LAW; REGULATORY AUTHORITY. This Consulting Agreement has been executed and delivered in the Commonwealth of Kentucky and shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky.

         16. EFFECT OF PRIOR AGREEMENTS. This Consulting Agreement contains the entire understanding between the parties hereto and supersedes any prior consulting or employment agreement between BKFC, FTFC or any affiliate or subsidiary of FTFC.

         17. NOTICES. Any notice or other communication required or permitted pursuant to this Consulting Agreement shall be deemed delivered if such notice or communication is in writing and is delivered personally or by facsimile transmission or is deposited in the United States mail, postage prepaid, addressed as follows:

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         If to the BKFC:

                  Robert W. Zapp
                  President
                  BKFC of Kentucky, Inc.
                  1065 Burlington Pike
                  Florence, Kentucky 41042

         If to the CONSULTANT:






         IN WITNESS WHEREOF, the parties hereto have caused this AGREEMENT to be executed by their duly authorized officers or have signed this AGREEMENT, each as of the day and year first above written.


Attest:                                       BKFC OF KENTUCKY, INC.



___________________________                 By_________________________________
                                              Robert W. Zapp

Attest:


___________________________                 ___________________________________


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